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                                                                     Exhibit 5.1

                     (Letterhead of Cahill Gordon & Reindel)





                                            May 23, 2002


Collins & Aikman Corporation
Collins & Aikman Products Co.
Each of the Subsidiary Guarantors
     referred to below
c/o Collins & Aikman Corporation
250 Stephenson Highway
Troy, Michigan  48083

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Collins & Aikman Corporation, a Delaware corporation ("C&A"), Collins & Aikman Products Co. ("Products") and each of the subsidiaries of C&A (the "Subsidiary Guarantors" and together with C&A and Products, the "Registrants") included as additional registrants in the Registration Statement on Form S-3 (No. 333-86394) (the "Registration Statement"). The Registration Statement relates to the issuance and sale by the Registrants from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $750,000,000, as shall be designated by the Registrants: (i) senior debt securities of C&A, in one or more series (the "C&A Senior Debt Securities"), which are to be issued under a proposed senior indenture (the "C&A Senior Indenture"), the form

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of which is filed as an exhibit to the Registration Statement, (ii) senior subordinated debt securities of C&A, in one or more series (the "C&A Senior Subordinated Debt Securities" and together with the C&A Senior Debt Securities, the "C&A Debt Securities"), which are to be issued under a proposed senior subordinated indenture (the "C&A Senior Subordinated Indenture" and together with the C&A Senior Indenture, the "C&A Indentures"), the form of which is filed as an exhibit to the Registration Statement, (iii) senior debt securities of Products, in one or more series (the "Products Senior Debt Securities"), which are to be issued under a proposed senior indenture (the "Products Senior Indenture"), the form of which is filed as an exhibit to the Registration Statement, (iv) senior subordinated debt securities of Products, in one or more series (the "Products Senior Subordinated Debt Securities" and together with the Products Senior Debt Securities, the "Products Debt Securities" and further together with the C&A Debt Securities, the "Debt Securities"), which are to be issued under a proposed senior subordinated indenture (the "Products Senior Subordinated Indenture" together with each of the Products Senior Indenture, the "Products Indentures" and further together with the C&A Indentures, the "Indentures"), the form of which is filed as an exhibit to the Registration Statement, (v) guarantees of the Products Debt Securities by C&A (the "Parent Guarantees"), (vi) guarantees of the C&A Debt Securities by Products (the "Products Guarantees"), (vii) guarantees of the Debt Securities by the Subsidiary Guarantors (together with the Products Guarantees, the "Subsidiary Guarantees" and further together with the Parent Guarantees, the "Guarantees"),
(viii) shares of common stock of C&A, par value $.01 per share (the "Common Stock"), and (ix) shares of preferred stock of C&A (the "Preferred Stock"). The Registration Statement also relates to the issuance and sale by the registration rights holders referenced therein (the "Selling Stockholders") from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of up to 22,935,779 shares of Common Stock held by the Selling Stockholders. The Debt Securities, the Guarantees, the Common Stock, and the Preferred Stock, are referred to collectively as the "Securities" and individually as a "Security".

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

         In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party other than the Company.

         We advise you that, in our opinion:

         (a) With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by C&A, the Selling Stockholders, if applicable, and the other parties thereto; (iv) in the case of Common Stock being

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    issued and sold by C&A, (A) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of C&A have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (B) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws of C&A so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of C&A or result in default under or breach of any agreement or instrument binding upon C&A and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over C&A; and (C) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof); and (v) in the case of Common Stock being sold by the Selling Stockholders, assuming that such Common Stock had been duly authorized and validly issued and was fully paid and nonassessable in connection with the issuance and sale of such Common Stock to the applicable Selling Stockholders, the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (b) With respect to the shares of Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;
    (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by C&A and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of C&A have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation");
    (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation related to the Preferred Stock, and the By-laws of C&A so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of C&A or result in default under or breach of any agreement or instrument binding upon C&A and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over C&A; and (vii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Security), when issued and sold in

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    accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (c) With respect to the C&A Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the applicable C&A Indenture has been duly authorized, executed and delivered by C&A and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement or term sheet with respect to the C&A Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the C&A Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the C&A Debt Securities has been duly authorized, executed and delivered by C&A and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of C&A have taken all necessary corporate action to approve the issuance and terms of the C&A Debt Securities and related matters; (vi) the terms of the C&A Debt Securities and their issuance and sale have been duly established in conformity with the applicable C&A Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of C&A or result in default under or breach of any agreement or instrument binding upon C&A and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over C&A; and (vii) the C&A Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable C&A Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the C&A Debt Securities, when issued and sold in accordance with the provisions of the applicable C&A Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of C&A enforceable against C&A in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (d) With respect to the Products Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the applicable Products Indenture has been duly authorized, executed and delivered by Products and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement or term sheet with respect to the Products Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;
    (iv) if the Products Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Products Debt Securities has been duly authorized,

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    executed and delivered by Products and the other parties thereto; (v)
    the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of Products have taken all necessary corporate action to approve the issuance and terms of the Products Debt Securities and related matters; (vi) the terms of the Products Debt Securities and their issuance and sale have been duly established in conformity with the applicable Products Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of Products or result in default under or breach of any agreement or instrument binding upon Products and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Products; and (vii) the Products Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Products Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Products Debt Securities, when issued and sold in accordance with the provisions of the applicable Products Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of Products enforceable against Products in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         (e) With respect to the Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the applicable Indenture has been duly authorized, executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement or term sheet with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the applicable Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Debt Securities has been duly authorized, executed and delivered by the parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the applicable Guarantors have taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters; (vi) the terms of the Guarantees and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the applicable Guarantors or result in default under or breach of any agreement or instrument binding upon such Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Guarantors; and (vii) the Guarantees have been duly executed and delivered in accordance with the provisions of the applicable Indenture and the applicable Debt Securities have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Guarantees, when issued in accordance with the provisions of the applicable Indenture, will constitute valid and binding obligations of the applicable Guarantors enforceable against such Guarantors in accordance with

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    their terms, except as enforcement thereof may be limited by (a)
    bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation law of the State of Delaware and the federal laws of the United States of America. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/  Cahill Gordon & Reindel